                                                                      EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY
                            (AS OF DECEMBER 31, 1997)


                                                                                    STATE OF
NAME OF CORPORATION                                                               INCORPORATION
-------------------                                                               -------------
NEWSPAPER PUBLISHING:

The Dallas Morning News, Inc.               d/b/a The Dallas Morning News           Delaware
The Providence Journal Company              d/b/a Providence Journal-Bulletin       Delaware
Press-Enterprise Company                    d/b/a The Press-Enterprise             California
Owensboro Messenger-Inquirer, Inc.          d/b/a Messenger-Inquirer                Delaware
Bryan-College Station Eagle, Inc.           d/b/a The Eagle                         Delaware
Henderson Gleaner, Inc.                     d/b/a The Gleaner                       Delaware
DFW Printing Company, Inc.                                                          Delaware
DFW Suburban Newspapers, Inc.                                                       Delaware

TELEVISION BROADCASTING:

Great Western Broadcasting Corp.            d/b/a KXTV, Channel 10                  Delaware
KHOU-TV, Inc.                               d/b/a KHOU, Channel 11                  Delaware
KOTV, Inc.                                  d/b/a KOTV, Channel 6                   Delaware
WFAA-TV, Inc.                               d/b/a WFAA, Channel 8                   Delaware
WVEC Television, Inc.                       d/b/a WVEC, Channel 13                  Delaware
WWL-TV, Inc.                                d/b/a WWL, Channel 4                    Delaware
KENS-TV, Inc.                               d/b/a KENS, Channel 5                   Delaware
KMOV-TV, Inc.                               d/b/a KMOV, Channel 4                   Delaware
KASA-TV, Inc.                               d/b/a KASA, Channel 2                  New Mexico
KMSB-TV, Inc.                               d/b/a KMSB, Channel 11                   Arizona
WCNC-TV, Inc.                               d/b/a WCNC, Channel 36               North Carolina
Belo Kentucky, Inc.                         d/b/a WHAS, Channel 11                  Kentucky
King Broadcasting Company                   d/b/a KING, Channel 5                  Washington
                                            d/b/a KHNL, Channel 13
                                            d/b/a KREM, Channel 2
                                            d/b/a KTVB, Channel 7
                                            d/b/a KGW, Channel 8
King News Corporation                       d/b/a Northwest Cable News             Washington
Texas Cable News, Inc.                      d/b/a TXCN                              Delaware
Hill Tower, Inc.                                                                      Texas
Transtower, Inc.                                                                   California
Tulsa Tower Joint Venture                                                           Oklahoma
Texas Tall Tower                                                                      Texas


Except as noted below, all of the subsidiaries are wholly owned subsidiaries of the Company. The Company through wholly owned subsidiaries owns 50% of the outstanding common stock of Hill Tower, Inc, Tulsa Tower Joint Venture and Texas Tall Tower, and 33 1/3% of the outstanding common stock of Transtower, Inc.